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Exhibit 99.1
AXT, Inc. First Quarter 2021 Results
April 28, 2021
Page 1 of 5

AXT, Inc. Announces First Quarter 2021 Financial Results

Revenue Passes $30 Million per Quarter Mark

FREMONT, Calif., April 28, 2021 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today reported financial results for the first quarter, ended March 31, 2021.

Management Qualitative Comments

“Q1 was an important milestone quarter for AXT,” said Morris Young, chief executive officer. “We met and exceeded the $30 million dollar quarterly revenue threshold. Our performance surpassed our expectations with growth in nearly all of our strategic products. Likewise, we drove significant improvement in our gross margin and achieved strong growth in profitability. We continue to see a convergence of major technology trends across our portfolio, and these are beginning to have a meaningful impact on the demand for our products. With our new facilities ramping and our successful development of 8-inch gallium arsenide substrates, we believe we are in a strong position to enable some of the most exciting new and emerging applications for specialty materials today.”

First Quarter 2021 Results

●	Revenue for the first quarter of 2021 was $31.4 million, compared with $27.0 million in the fourth quarter of 2020 and $20.7 million for the first quarter of 2020. This is sequential growth of 16 percent over the fourth quarter of 2020 and more than 51 percent growth over Q1 of 2020.

●	Gross margin was 36.8 percent of revenue for the first quarter of 2021, up from 33.9 percent of revenue in the fourth quarter of 2020 and 26.6 percent for the first quarter of 2020.

●	Operating expenses were $8.0 million in the first quarter of 2021, compared with $7.2 million in the fourth quarter of 2020, and $6.2 million for the first quarter of 2020.

●	Operating profit for the first quarter of 2021 was $3.6 million, compared with an operating profit of $1.9 million in the fourth quarter of 2020, and an operating loss of $0.6 million for the first quarter of 2020.

●	Other income, net for the first quarter of 2021 was $1.0 million, compared with $0.6 million in the fourth quarter of 2020 and $1.2 million for the first quarter of 2020.

AXT, Inc. First Quarter 2021 Results
April 28, 2021

●	Net income in the first quarter of 2021 was $3.4 million, or $0.08 per share, compared with net income of $2.1 million or $0.05 per share in the fourth quarter of 2020, and a net loss of $0.2 million or $0.01 per share for the first quarter of 2020.

STAR Market Listing Update

AXT previously announced on November 16, 2020 a strategic plan to access China’s capital markets and progress to an initial public offering by Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its wafer manufacturing company in China, on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd (the “STAR Market”). The first major step in this process is engaging reputable private equity firms in China to invest funds in Tongmei.

In January 2021, AXT completed the private equity investment funding in Tongmei. A number of private equity firms have invested approximately $49 million in exchange for an approximately 7.28 percent minority interest in Tongmei.

The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Tongmei expects to accomplish this goal in mid-2022. AXT has posted a brief summary of the plan and the process on its website at www.axt.com.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (844) 892-6598 (passcode 2989288). The call will also be simulcast at www.axt.com. Replays will be available at (855) 859-2056 (passcode 2989288) until May 4, 2021. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge).  The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions.  AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the Company has

AXT, Inc. First Quarter 2021 Results
April 28, 2021

partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding completing other preliminary steps in connection with the proposed listing of shares of Tongmei on the STAR Market, being accepted to list shares of Tongmei on the STAR Market and the timing and completion of such listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our growth prospects and opportunities for continued business expansion, including technology trends and new applications, our market opportunity, our ability to lead our industry, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the withdrawal, cancellations or requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the investments in Tongmei and the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. First Quarter 2021 Results
April 28, 2021

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020

Revenue	$31,350	$20,723
Cost of revenue	19,814	15,201
Gross profit	11,536	5,522
Operating expenses:
Selling, general and administrative	5,570	4,749
Research and development	2,405	1,407
Total operating expenses	7,975	6,156
Income (loss) from operations	3,561	(634)
Interest expense, net	(50)	(29)
Equity in income (loss) of unconsolidated joint ventures	1,111	(120)
Other income (expense), net	(111)	1,366
Income before provision for income taxes	4,511	583
Provision for income taxes	746	366
Net income	3,765	217
Less: Net income attributable to noncontrolling interests	(340)	(395)
Net income (loss) attributable to AXT, Inc.	$3,425	$(178)
Net income (loss) attributable to AXT, Inc. per common share:
Basic	$0.08	$(0.01)
Diluted	$0.08	$(0.01)
Weighted-average number of common shares outstanding:
Basic	41,004	39,812
Diluted	42,726	39,812

AXT, Inc. First Quarter 2021 Results
April 28, 2021

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$61,206	$72,602
Short-term investments	240	240
Accounts receivable, net	28,423	24,558
Inventories	54,681	51,515
Prepaid expenses and other current assets	18,400	15,603
Total current assets	162,950	164,518
Long-term investments	5,463	5,726
Property, plant and equipment, net	119,878	115,825
Operating lease right-of-use assets	2,576	2,683
Other assets	11,039	10,110
Total assets	$301,906	$298,862
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,399	$12,669
Accrued liabilities	15,698	15,995
Bank loan	10,376	10,411
Total current liabilities	39,473	39,075
Noncurrent operating lease liabilities	2,249	2,374
Other long-term liabilities	1,510	1,881
Total liabilities	43,232	43,330

Redeemable noncontrolling interests	48,212	47,563

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	42	42
Additional paid-in capital	229,617	230,381
Accumulated deficit	(41,120)	(44,545)
Accumulated other comprehensive income	3,078	3,209
Total AXT, Inc. stockholders’ equity	195,149	192,619
Noncontrolling interests	15,313	15,350
Total stockholders’ equity	210,462	207,969
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$301,906	$298,862